Exhibit 10.1

EXECUTION

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of March 25, 2019 by and among SUMMER INFANT, INC. and SUMMER INFANT (USA), INC., as “Borrowers” under the Loan Agreement referenced below (“Borrowers”), SUMMER INFANT CANADA, LIMITED and SUMMER INFANT EUROPE LIMITED, as “Guarantors” under the Loan Agreement referenced below (“Guarantors” and together with Borrowers, “Obligors”), BANK OF AMERICA, N.A., in its capacity as the sole existing “Lender” under the Loan Agreement referenced below (“Sole Lender”), and BANK OF AMERICA, N.A., in its capacity as “Agent” for the Lenders under the Loan Agreement referenced below (“Agent”).

WHEREAS, reference is made to that certain Second Amended and Restated Loan and Security Agreement dated as of June 28, 2018 by and among Borrowers, Guarantors, Sole Lender and Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrowers have requested that Agent and Sole Lender amend certain provisions of the Loan Agreement to, among other things, revise certain defined terms in the Loan Agreement; and

WHEREAS, Agent and Sole Lender are willing to amend certain provisions of the Loan Agreement, all as more fully described herein.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements and covenants herein contained and for the purposes of setting forth the terms and conditions of this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be bound, hereby agree as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent such terms are amended hereby.

2.                                      Acknowledgements and Stipulations. In order to induce the Agent and Sole Lender to enter into this Amendment, each Obligor acknowledges, stipulates and agrees that:

(a)                                 Recitals True and Correct.  Each of the Recitals contained at the beginning of this Amendment is true and correct;

(b)                                 Obligations Outstanding. Obligors hereby acknowledge and agree that, in accordance with the terms and conditions of the Loan Documents, each Obligor is liable to Agent and Lenders for all of the Obligations, including, without limitation, (a) for all principal and accrued interest owed under the Loan Documents, whether now due or hereafter accruing; and (b) for all fees, and all Extraordinary Expenses (including reasonable attorneys’ fees and expenses) heretofore or hereafter incurred by Agent and/or any Lender in connection with the protection, preservation, and enforcement by Agent and Lenders of its/their rights and remedies under the Loan Documents and/or this Amendment, including, without limitation, the negotiation and preparation of this Amendment, and any of the other documents, instruments or agreements executed in connection therewith;

(c)                                  No Defense or Counterclaim.  All of the Loans and other Obligations are not subject to any defense, deduction, offset or counterclaim by Obligors to Lenders (and, to the extent any Obligor had any such defense, deduction, offset or counterclaim on the date hereof, the same is hereby waived by each such Obligor in accordance with Section 7 below);

(d)                                 Loan Documents Binding and Enforceable.  The Loan Documents executed by Obligors are legal, valid and binding obligations enforceable against each Obligor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally;

(e)                                  Liens Valid.  The liens granted by Obligors to the Agent, for the benefit of itself and the Lenders, in the Collateral are valid and duly perfected, first-priority liens, subject only to any Permitted Encumbrances;

(f)                                   Security Interest Ratification.  Each Obligor hereby ratifies, confirms and reaffirms that all Security Interests and Liens granted pursuant to the Loan Documents secure and shall continue to secure the payment and performance of all of the Obligations and liabilities pursuant to the Loan Documents, whether now existing or hereafter arising; and

(g)                                  Legal Counsel.  Prior to executing this Amendment, Obligors consulted with and had the benefit of advice of legal counsel of its/their own selection and has relied upon the advice of such counsel, and in no part upon the representation of the Sole Lender or Agent, or any counsel to the Sole Lender, concerning the legal effects of this Amendment or any provision hereof.

3.                                      Amendments to Section 1.1 of the Loan Agreement.  Section 1.1 of the Loan Agreement is hereby amended as follows:

(a)                                 The definition of “Capital Lease” is hereby amended and restated as follows:

“Capital Lease: any lease of property by an Obligor or any of its Subsidiaries which, in accordance with GAAP, should be reflected as a capital lease on the consolidated balance sheet of the Obligors and their Subsidiaries; provided that, notwithstanding the foregoing, (i) in no event shall any lease that would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to the Accounting Standards Codification Topic 842, Leases, or any other changes in GAAP subsequent to the Restatement Date, be considered a “Capital Lease” for purposes of this Agreement and (ii) the Lease dated March 24, 2009 between Faith Realty II, LLC and SI USA shall not constitute a “Capital Lease” for purposes of this Agreement.”

(b)                                 The definition of “EBITDA” is hereby amended by amending and restating clause (b)(xv) as follows:

“(xv) earn-out and severance payments; provided that the sum of the aggregate amounts added back pursuant to clauses (b)(xii), (b)(xiii), (b)(xiv) and (b)(x) shall not exceed (A) $1,480,000 in the aggregate for any period of twelve consecutive months ending on or prior to April 30, 2020 (of which not more than $480,000 shall be attributable to severance payments and related expenses anticipated to be incurred between February 1, 2019 and April 30, 2019), and (B) $1,000,000 in the aggregate for any period of twelve consecutive months ending on or after May 31, 2020;”

(c)                                  The definition of “Eligible Account” is hereby amended by amending and restating clause (f) as follows:

“(f) with respect to any Account owing by the Target Companies, when aggregated with other Accounts owing by the Target Companies, it exceeds 35%, provided,

however, that, if at any time, the corporate credit rating of Target Corporation falls below “A” (by S&P), “A-” (by Fitch) or “A2” (by Moody’s), Agent shall have the right, in its sole discretion, to decrease such maximum percentage (provided further, that only the amount of Accounts in excess of the percentage set forth in this clause (f) (or such lower percentage as shall be specified by Agent in accordance with the foregoing proviso) shall be deemed ineligible under this clause (f));”

(d)                                 The definition of “Revolver Borrowing Base” is hereby amended and restated as follows:

“Revolver Borrowing Base:  on any date of determination, an amount equal to the sum of (a) the Accounts Formula Amount, plus (b) the Inventory Formula Amount, minus (c) the Term Loan Push Down Reserve, minus (d) the Availability Reserve established by Agent in its Permitted Discretion; provided, however, that (i) Eligible In-Transit Inventory shall in no event contribute more than $8,000,000 (after giving effect to the Inventory Formula Amount) to the Revolver Borrowing Base at any time and (ii) Eligible Accounts owing to and Eligible Inventory held by the UK Guarantors shall not contribute more than an aggregate of $6,000,000 (after giving effect to the Account Formula Amount and Inventory Formula Amount, respectively) to the Revolver Borrowing Base at any time.  If any amount in this definition is stated in a currency other than Dollars on any date, then such amount on such date shall be equal to the Dollar Equivalent of such amount in such other currency.”

4.                                      Consent to Term Loan Amendment.  Agent and Sole Lender hereby consent to the execution and delivery of that certain Amendment No. 1 to Term Loan and Security Agreement dated as of March 25, 2019 by and among Borrowers, the guarantors and lenders party thereto, and the Term Loan Agent (the “Term Loan Agreement Amendment”), and the amendments to the Term Loan Agreement set forth therein.  The consent of the Agent and Sole Lender to the Term Loan Agreement Amendment shall also constitute requisite consent under Section 5.2(b) of the Intercreditor Agreement, to the amendments to the Term Loan Agreement described in the Term Loan Agreement Amendment.

5.                                      No Default; Representations and Warranties, Etc.  Obligors hereby represent, warrant and confirm that: (a) after giving effect to this Amendment, all representations and warranties of Obligors in the Loan Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date); (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by Obligors of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith (i) have been duly authorized by all necessary action on the part of Obligors (including any necessary shareholder consents or approvals), (ii) do not violate, conflict with or result in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of any Obligor or any term or provision of any material indenture, agreement or other instrument binding on any Obligor or any of its assets, and (iii) do not require the consent of any Person which has not been obtained.

6.                                      Ratification and Confirmation.  Obligors hereby ratify and confirm all of the terms and provisions of the Loan Agreement and the other Loan Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect.  Without limiting the generality of the foregoing, Obligors hereby acknowledge and confirm that all of the “Obligations” under and as defined in the Loan Agreement are valid and enforceable and are secured by and entitled to the benefits of the Loan Agreement and the other Loan Documents, and Obligors hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of Agent, for the benefit of itself and Lenders, pursuant to the Loan Agreement and the other Loan Documents, as security for the Obligations.

7.                                      Waiver; Release.  To induce Agent and Sole Lender to enter into this Amendment, and for other good and valuable consideration, each Obligor hereby forever waives, relieves, releases, and forever discharges Agent and Sole Lender, together with its respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims, or by reason of any matter, cause or anything whatsoever existing or arising from the beginning of time through and including the date of execution of this Amendment relating to or arising out of the Loan Agreement and any of the Loan Documents or otherwise, including, without limitation, any actual or alleged act or omission of or on behalf of Agent and/or Sole Lender with respect to the Loan Documents and any security interest, Liens or Collateral in connection therewith, or the enforcement of any of Agent and/or Sole Lender’s rights or remedies thereunder (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Agreement and the other Loan Documents, this Amendment, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing, and/or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

(a)                                 By entering into this release, each Obligor recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of each Obligor hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if any Obligor should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, no Obligor shall be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Each Obligor acknowledges that it is not relying upon and has not relied upon any representation or statement made by Agent or Sole Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

(b)                                 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Each Obligor acknowledges that the release(s) contained herein constitute(s) a material inducement to Agent and Sole Lender to enter into this Amendment, and that Agent and Sole Lender would not have done so but for Agent’s and Sole Lender’s expectation that such release(s) is valid and enforceable in all events.

(c)                                  Each Obligor hereby represents and warrants to Agent and Sole Lender, and Agent and Sole Lender are relying thereon, as follows:

(i)                                     except as expressly stated in this Amendment, neither Agent nor Sole Lender nor any other agent, employee or representative of Agent and/or Sole Lender, has made any statement or representation to any Obligor regarding any fact relied upon by such Obligor in entering into this Amendment;

(ii)                                  each Obligor has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary;

(iii)                               the terms of this Amendment are contractual and not a mere recital; and

(iv)                              this Amendment has been carefully read by each Obligor, the contents hereof are known and understood by each such Obligor, and this Amendment is signed freely, and without duress, by any Obligor.

(d)                                 Each Obligor further represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Each Obligor shall indemnify Agent and Sole Lender, and defend and hold it/them harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8.                                      Expenses of Agent and Sole Lender.  Obligors agree to pay, on demand, all reasonable costs and expenses incurred by Agent and Sole Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all agreements, amendments, modifications, and supplements to the Loan Agreement, including, without limitation, the reasonable fees of Agent’s and Sole Lender’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

9.                                      Conditions to Effectiveness of Amendment.  This Amendment shall become effective as of the date when, and only when, each of the following conditions precedent shall have been satisfied or waived in writing by Agent:

(a)                                 Agent shall have received counterparts to this Amendment, duly executed by Agent, Lenders constituting “Required Lenders”, and Obligors;

(b)                                 Agent shall have received a true and complete copy of the fully executed Term Loan Agreement Amendment; and

(c)                                  Agent and Sole Lender shall have received an amendment fee in the aggregate amount of $30,000 in connection with this Amendment.

10.                               Reservation of Rights.  This Amendment shall be limited precisely as written and, except as expressly set forth herein, neither the fact of Agent and Sole Lender’s agreement to enter into this Amendment nor any other term or provisions herein shall, or shall be deemed or construed to, (i) be a consent to any forbearance, waiver, amendment or modification of any term, provision or condition of the Loan Documents, (ii) affect, impair, operate as a waiver of, or prejudice any right, power or remedy which Agent and Sole Lender may now or hereafter have pursuant to the Loan Documents or any other document, agreement, security agreement or instrument executed in connection with or related to the Loan Documents, or at law or in equity or by statute including, without limitation, with regard to any existing or hereafter arising Event of Default, (iii) impose upon Agent or Sole Lender any obligation, express or implied, to consent to any amendment or further modification of the Loan Documents, or (iv) be a consent to any waiver of any existing Event of Default.  Agent and Sole Lender hereby expressly reserve all rights, powers and remedies specifically given to it under the Loan Documents or now or hereafter existing at law, in equity or by statute.

11.                               Miscellaneous.

(a)                                 Further Assurances.  The Obligors shall take such further actions, and execute and deliver to the Agent and Lenders such additional assignments, agreements, supplements, powers and instruments, as Agent and/or Lenders may deem necessary or appropriate, wherever required by law, in order to perfect, preserve and protect the security interest in the Collateral and the rights and interests granted to the Agent and Lenders under the Loan Agreement and the other Loan Documents, or to permit the Agent and Lenders to exercise and enforce their rights, powers and remedies with respect to any Collateral.  Without limiting the generality of the foregoing, but subject to applicable law, the Obligors shall make, execute endorse, acknowledge, file or refile and/or deliver to Agent from time to time upon request such lists, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports, and other assurances or instruments.

(b)                                 Full Force and Effect; Entire Agreement.  Except to the extent expressly provided in this Amendment, the terms and conditions of the Loan Agreement and each other Loan Document shall remain in full force and effect.  This Amendment, the Loan Agreement and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

(c)                                  Non-Waiver. None of this Amendment or Agent’s and/or any Lender’s continued making of Loans or other extensions of credit at any time extended to Borrowers in accordance with this Amendment, the Loan Agreement, and the other Loan Documents shall be deemed a waiver of or consent to any Default or Event of Default.  Obligors agree that any such Default and/or Event of Default, if any, shall not be deemed to have been waived, released or cured by virtue of Loans or other extensions of credit at any time extended to Borrowers, or by Agent’s or Sole Lender’s agreements provided for herein.  Nothing in this Amendment shall restrict Agent’s or any Lender’s ability to take or refrain from taking or exercise any right that may exist under the Loan Documents.

(d)                                 Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.  Delivery of an executed counterparty of a signature page of this Agreement by telecopy or other electronic means shall be as effective as delivery of a manually executed counterpart of this Amendment.

(e)                                  No Third Parties Benefited.  This Amendment is made and entered into for the sole benefit of the Obligors, Agent and the Lenders, and their permitted successors and assigns, and except as otherwise expressly provided in this Amendment, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment.

(f)                                   Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY

SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF (BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(g)                                  Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h)                                 Jury Trial Waiver.  BORROWERS, GUARANTORS, AGENT AND SOLE LENDER EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THIS AMENDMENT IN RESPECT OF THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS OR THE RELATED TRANSACTIONS, INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS OF OBLIGORS, THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AMENDMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT OF THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  BORROWERS, GUARANTORS, AGENT AND SOLE LENDER EACH HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH OBLIGOR, AGENT OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF THIS AMENDMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO A TRIAL BY JURY.

(i)                                     Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

[Remainder of page intentionally left blank]

[Signatures begin on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWERS

SUMMER INFANT, INC.

By:	/s/ Mark Messner
Name: Mark Messner
Title: Chief Executive Officer

SUMMER INFANT (USA), INC.

By:	/s/ Mark Messner
Name: Mark Messner
Title: Chief Executive Officer

GUARANTORS

SUMMER INFANT CANADA, LIMITED

By:	/s/ Mark Messner
Name: Mark Messner
Title: Chief Executive Officer

SUMMER INFANT EUROPE LIMITED

By:	/s/ Mark Messner
Name: Mark Messner
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Second Amended and Restated Loan and Security Agreement]

AGENT

BANK OF AMERICA, N.A., as Agent

By	/s/ Cynthia G. Stannard
Name: Cynthia G. Stannard
Title: Senior Vice President

LENDER

BANK OF AMERICA, N.A., as Sole Lender

By	/s/ Cynthia G. Stannard
Name: Cynthia G. Stannard
Title: Senior Vice President

[Signature Page to Amendment No. 1 to Second Amended and Restated Loan and Security Agreement]